Exhibit 99.1

Aeva Reports Fourth Quarter and Full Year 2021 Results: Delivers on All Objectives in 2021, Advances Perception with Aeries II and Accelerates Commercialization Timeline

Unveiled Aeries II™, the world’s first 4D LiDAR™ with camera-level resolution and automotive grade reliability in a compact form factor

On track to begin Aeries II deliveries in late Q2 and scale deployment by year end

Defined first product in industrial metrology with Nikon. Pulling forward industrial launch by one year, targeting 2024

MOUNTAIN VIEW, Calif., – Feb. 23, 2022 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its fourth quarter and full year 2021 results.

Key Company Highlights

•
Completed all 2021 objectives on or ahead of schedule
•
Aeva 4D LiDAR enabled world’s first driver-less fully autonomous truck on open public roads with TuSimple
•
Unveiled Aeries II, the world’s first 4D LiDAR with automotive grade reliability in a compact form factor and configurable for a broad range of autonomous applications
•
Announced advanced 4D Perception™ software with camera-level Ultra Resolution™ and 4D Localization™ enabling real-time ego vehicle motion estimation
•
Accelerated first launch for industrial segment by one year to 2024. First product defined with Nikon in industrial metrology
•
Continued to advance Aeva’s technology leadership with the largest portfolio of FMCW LiDAR patents among peers in the industry
•
Progressed on automotive readiness with ISO 9001:2015 certification for Aeva’s quality management system by Intertek

“Aeva delivered on all of our objectives in 2021 - from product and commercial to financial - enabling us to accelerate our path to commercialization,” said Soroush Salehian, Co-Founder and CEO at Aeva. “We have continued our momentum into 2022, with the release of Aeries II, the world’s first commercially available 4D LiDAR that offers automotive grade reliability and Ultra Resolution to enable the next generation of autonomy.

“The industry response to Aeries II has been quite strong, giving us added confidence to broaden our commercial traction as we progress towards scaling deployment later this year and accelerate our timeline for industrial applications.”

Fourth Quarter and Full Year 2021 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $445.0 million as of December 31, 2021
•
Revenue
o
Revenue of $2.9 million in Q4 2021, compared to $0.7 million in Q4 2020
o
Revenue of $9.3 million for full year 2021, compared to $4.8 million for full year 2020
•
GAAP and Non-GAAP Operating Loss*

o
GAAP operating loss of $31.9 million in Q4 2021, compared to GAAP operating loss of $9.0 million in Q4 2020
o
GAAP operating loss of $104.2 million for full year 2021, compared to GAAP operating loss of $25.7 million for full year 2020
o
Non-GAAP operating loss of $25.7 million in Q4 2021, compared to non-GAAP operating loss of $8.0 million in Q4 2020
o
Non-GAAP operating loss of $81.9 million for full year 2021, compared to non-GAAP operating loss of $21.9 million for full year 2020
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.15 in Q4 2021, compared to GAAP net loss per share of $0.06 in Q4 2020
o
GAAP net loss per share of $0.51 for full year 2021, compared to GAAP net loss per share of $0.18 for full year 2020
o
Non-GAAP net loss per share of $0.12 in Q4 2021, compared to non-GAAP net loss per share of $0.05 in Q4 2020
o
Non-GAAP net loss per share of $0.41 for full year 2021, compared to non-GAAP net loss per share of $0.15 for full year 2020
•
Shares Outstanding
o
Weighted average shares outstanding of 214.3 million in Q4 2021 and 200.8 million in 2021

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Conference Call Details

The company will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on Twitter or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements in this press release include our beliefs regarding our financial position and operating performance for the fourth quarter of 2021 and business objectives for 2022, along with our expectations with respect to our collaborations with third parties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-Q for the quarter ended September 30, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,810	$24,624
Marketable securities	378,200	—
Accounts receivable, net	2,341	141
Inventory	2,063	1,219
Other current assets	9,070	4,970
Total current assets	458,484	30,954
Operating lease right-of-use assets	10,284	—
Property and equipment, net	5,136	1,614
Intangible assets, net	4,425	—
Other assets	859	64
TOTAL ASSETS	$479,188	$32,632
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,386	$2,071
Accrued liabilities	4,110	2,606
Accrued employee costs	2,196	722
Lease liability, current portion	2,872	—
Other current liabilities	733	275
Total current liabilities	14,297	5,674
Lease liability, noncurrent portion	7,455	—
Warrant liability	1,060	—
Other liabilities	—	45
TOTAL LIABILITIES	22,812	5,719
STOCKHOLDERS’ EQUITY:
Common stock	21	15
Additional paid-in capital	619,841	87,982
Accumulated other comprehensive loss	(524)	—
Accumulated deficit	(162,962)	(61,084)
TOTAL STOCKHOLDERS’ EQUITY	456,376	26,913
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$479,188	$32,632

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Product	$586	$732	$1,776	$1,534
Professional service	2,287	—	7,489	3,309
Total revenues	2,873	732	9,265	4,843
Cost of revenues:
Product	431	550	1,365	717
Professional service (1)	1,499	—	4,468	2,024
Total cost of revenues	1,930	550	5,833	2,741
Gross profit	943	182	3,432	2,102
Research and development expenses (1)	23,749	6,214	74,768	20,497
General and administrative expenses (1)	6,766	2,325	28,407	5,664
Selling and marketing expenses (1)	2,364	655	4,443	1,682
Total operating expenses	32,879	9,194	107,618	27,843
Operating loss	(31,936)	(9,012)	(104,186)	(25,741)
Interest income	144	1	372	195
Other income (expense), net	50	(2)	1,936	(24)
Net loss before taxes	(31,742)	(9,013)	(101,878)	(25,570)
Income tax provision	—	—	—	—
Net loss	$(31,742)	$(9,013)	$(101,878)	$(25,570)
Net loss per share, basic and diluted	$(0.15)	$(0.06)	$(0.51)	$(0.18)
Shares used in computing net loss per share, basic and diluted	214,344,240	148,335,598	200,849,663	141,741,752

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenues	$480	$-	$1,483	$470
Research and development expenses	4,130	640	12,754	1,895
General and administrative expenses	1,420	345	7,629	1,415
Selling and marketing expenses	162	6	371	26
Total stock-based compensation expense	$6,192	$991	$22,237	$3,806

Aeva Technologies, Inc.
Statements of Cash Flows
(Unaudited)
(In thousands)
	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(101,878)	$(25,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,147	798
Loss on write down of fixed assets	52	—
Change in fair value of warrant liability	(1,954)	—
Stock-based compensation	22,237	3,806
Amortization of right-of-use assets	1,901	—
Amortization of premium on available-for-sale securities	1,498	—
Changes in operating assets and liabilities:
Accounts receivable	(2,200)	228
Inventories	(844)	(865)
Other current assets	(7,285)	(3,513)
Other noncurrent assets	(795)	(5)
Accounts payable	2,667	1,360
Accrued liabilities	3,202	2,263
Accrued employee costs	1,474	256
Lease liability	(1,785)	—
Other current liabilities	458	5
Other noncurrent liabilities	—	6
Net cash used in operating activities	(82,105)	(21,231)
Cash flows from investing activities:
Purchase of property, plant and equipment	(3,850)	(855)
Purchase of available-for-sale securities	(571,925)	—
Proceeds from sale of available-for-sale securities	20,123	—
Proceeds from maturities of marketable securities	171,580	—
Purchase of intangible assets	(4,500)	—
Net cash used in investing activities	(388,572)	(855)
Cash flows from financing activities:
Proceeds from business combination and private offering	560,777	—
Transaction costs related to business combination and private offering	(47,487)	—
Payments of taxes withheld on net settled vesting of restricted stock units	(1,338)	—
Proceeds from exercise of stock options	911	73
Net cash provided by financing activities	512,863	73
Net increase (decrease) in cash and cash equivalents	42,186	(22,013)
Beginning cash and cash equivalents	24,624	46,637
Ending cash and cash equivalents	$66,810	$24,624

Aeva Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

GAAP operating loss	$(31,936)	$(9,012)	$(104,186)	$(25,741)
Stock-based compensation	6,192	991	22,237	3,806
Non-GAAP operating loss	$(25,744)	$(8,021)	$(81,949)	$(21,935)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

GAAP net loss	$(31,742)	$(9,013)	$(101,878)	$(25,570)
Stock-based compensation	6,192	991	22,237	3,806
Change in fair value of warrant liability	(50)	—	(1,954)	—
Non-GAAP net loss	$(25,600)	$(8,022)	$(81,595)	$(21,764)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Shares used in computing GAAP net loss per share:
Basic and diluted	214,344,240	148,335,598	200,849,663	141,741,752
GAAP net loss per share
Basic and diluted	$(0.15)	$(0.06)	$(0.51)	$(0.18)
Stock-based compensation	0.03	$0.01	0.11	0.03
Warrant liability	(0.00)	—	(0.01)	—
Non-GAAP net loss per share
Basic and diluted	$(0.12)	$(0.05)	$(0.41)	$(0.15)